AGREEMENT

         THIS AGREEMENT, (the "Agreement") made and entered into as of the first day of October, 1999, by and between EMPIRIC ENERGY, INC., a Delaware corporation having principal offices at 12750 Merit Drive, Suite 750, Dallas, Texas 75251-1609 ("Empiric"), and DAEDALUS BUILDING SYSTEMS, INC., a Delaware corporation, having principal offices at 8653 Richmond Highway, Alexandria, Virginia 22309-4206 ("Daedalus").

         WHEREAS, Empiric is a publicly held oil and gas exploration and production company, having the authorized and presently issued and outstanding capital structure as described and set forth in Exhibit "A" hereto; and

         WHEREAS, the common stock of Empiric is registered under Section 12(b) of the United States Securities and Exchange Act of 1934 (the "1934 Act") and is currently traded in the Over-the-Counter Bulletin Board under the symbol "EMPE"; and

         WHEREAS, Daedalus is a newly formed privately held entity which will engage in the production, sale and assembly of manufactured dwelling units; and

         WHEREAS, subject to the terms, conditions and provisions of this Agreement, Empiric and Daedalus desire to enter into arrangements whereby, among other things: (i) Daedalus will cause to be authorized and issued to parties specified herein, certain of its capital stock and other securities, including the issuance to Empiric of shares of Daedalus common stock and Daedalus Series "A" common stock warrants; (ii) Empiric will designate, issue and deliver to Daedalus shares of Empiric's Series "B" convertible preferred stock and certain of Empiric's Series "F" common stock warrants; (iii) Empiric will cause a portion of the shares of Daedalus common stock so received from Daedalus to be distributed to the holders of Empiric's common stock; (iv) Daedalus will cause its related company, The Daedalus Project, Inc., to issue and deliver to Empiric certain shares of the common stock of The Daedalus Project, Inc.; and, (v) the parties will cooperate fully in the preparation, filing and efforts to have declared effective one or more registration statements with the United States Securities and Exchange Commission (the "SEC") and all applicable State securities regulatory authorities to enable the lawful issuance and distribution of a portion of the Daedalus common stock to holders of common stock of Empiric in compliance with the United States Securities Act of 1933 (the "1933 Act") and applicable State regulatory authorities;

         NOW THEREFORE, for and in consideration of the mutual agreements of the parties, and upon and subject to the terms, conditions and provisions hereof, all as herein set forth, it is agreed as follows:

         1. Daedalus Corporate Action. As indicated in Exhibit "B", the capital structure of Daedalus as set forth in its Certificate of Incorporation provides for authorized capital stock consisting of 30,000,000 shares of common stock at $0.01 par value per share and 3,000,000 shares of preferred stock, $1.00 par value per share. Except for 250,000 shares of preferred stock designated as the Series "A", and 1,000,000 shares of preferred stock designated as the Series "B" preferred stock of Daedalus, both of which series have the terms, rights and preferences set forth in Exhibit B, the remaining 1,750,000 shares of authorized preferred stock of Daedalus shall be issuable in one or more other series and shall bear the terms, rights, preferences and other features as shall be determined and designated from time to time by the board of directors of Daedalus.

         As of October 1, 1999 and until Closing of this Agreement, Daedalus will have issued and outstanding a total of approximately 8,500,000 shares of common stock, 250,000 shares of its Series "A" Preferred Stock, and 1,000,000 shares of its Series "B" Preferred Stock.

         2. Issuance of Securities to Empiric. Daedalus shall issue and deliver or cause to be issued and delivered, to Empiric at the "Closing", hereinafter defined, the following Daedalus securities:

         A. 1,500,000 shares of Daedalus common stock having the features described in Exhibit "B" hereto (the "Daedalus Common Stock");

         B. 750,000 Series "A" Daedalus common stock warrants having the features set forth in Exhibit "B" hereto (the "Daedalus Warrants").

         C. 250,000 shares of common stock of THE DAEDALUS PROJECT, INC., no par value.

         3. Issuance of Securities to Daedalus. Empiric shall issue and deliver to Daedalus at the "Closing" the following Empiric Securities:

         A. $1,500,000 principal amount of Empiric Energy, Inc. convertible preferred securities, with a conversion price of $2.00 per share, convertible into 750,000 Common shares, preferences and other features described and set forth in Exhibit C hereto (the "Empiric Series "B" Stock"); and

         B. 750,000 Series "F" Warrants to purchase shares of common stock of Empiric, such warrants having the features set forth in Exhibit D hereto (the "Empiric Series "F" Warrants").

         C. If Empiric reprices any of its previously issued warrants or issues new warrants at a purchase price less than $2.00 per share, then the warrants issued to Daedalus shall be repriced based upon a formula that decreases the price of Daedalus warrants by the greater of the following:

                  (1) the same percentage of the decrease in the Empiric's warrants, or

                  (2)      the price of the newly issued warrants.

         4. Empiric's Distribution of Daedalus Common Stock. Contemporaneously with the "Closing", Empiric shall cause a total of at least 1,000,000 shares of the Daedalus Common Stock it receives from Daedalus to be issued to holders of common stock of Empiric in proportion to the number of shares of common stock of Empiric then held by each of them bears to the total number of common shares of Empiric then issued and outstanding. The total number of such shares outstanding, and the number of shares held by each holder shall both be determined as of a record date on or near the date of Closing which will be established by the Board of Directors of Empiric.

         To facilitate the distribution of at least 1,000,000 shares of Daedalus Common Stock to the holders of common stock of Empiric, Empiric shall provide to Daedalus a listing of names, addresses, social security or federal tax identification numbers, and number of shares of Daedalus Common Stock to be distributed to each holder of common stock of Empiric, and Daedalus shall issue such total of at least 1,000,000 shares to the parties and in the appropriate amounts as set forth in such listing. Thereupon, certificates representing such Daedalus Common Stock shall be delivered to Empiric at the Closing in the form of the remaining shares to and in the name of Empiric, which shares shall be retained and held by Empiric as its sole property, and the remaining 1,000,000 shares to be distributed to Empiric common stock holders in accordance with such listing, and Empiric will, promptly following the Closing, transmit certificates representing such shares to the proper recipients and in the proper amounts in accordance with the above.

         5. Daedalus Series "A" Convertible Preferred Stock. As of the date of this Agreement Daedalus has created and designated a Series "A" Convertible Preferred Stock consisting of a total of 250,000 shares of Preferred Stock having the terms, rights and preferences set forth in Exhibit B hereto (the "Daedalus Series A Preferred Stock"). The Daedalus Series "A" Preferred Stock shall be issued to the persons or parties, and in the amounts, as set forth in Exhibit E hereto.

         6. Daedalus has Series "B" Convertible Preferred Stock. As of the date of this Agreement Daedalus has created and designated a Series "B" Convertible Preferred Stock consisting of a total of 1,000,000 shares of Preferred Stock of Daedalus having the terms, rights and preferences set forth in Exhibit B hereto (the "Daedalus Series "B" Preferred Stock"). The Daedalus Series "B" Preferred Stock has been issued to the persons or parties, and in the amounts, as set forth in Exhibit F hereto.

         7. Registration. Promptly following the execution of this Agreement both Empiric and Daedalus will undertake, and thereafter pursue with all diligence, and in a fully cooperative fashion all efforts and steps necessary for the preparation and filing with the SEC, and all applicable state securities bodies in those states where legally required, one or more registration statements (and/or, in the case of state compliance, applications, notifications or other appropriate action) to enable the lawful distribution of at least 1,000,000 Daedalus Common Shares to holders of Empiric common stock as herein provided. Such efforts and steps will include, without limitation, Daedalus promptly causing independent certified public accountants selected and engaged by it, to perform such audit and other work necessary to provide certified financial statements with regard to the financial condition, operations, affairs and otherwise of Daedalus as may be necessary for inclusion in or in support of such registration process.

         Empiric shall prepare and provide all financial and other information, statements or data concerning Empiric and its condition, properties, management, operations or otherwise as may be reasonably required in connection with or in furtherance of such registration process.

         In addition to registration of such at least 1,000,000 shares of Daedalus common stock to be distributed to holders of Empiric common stock, such registration statement to be filed with the SEC will also seek to register for subsequent sale by Daedalus (i.e., "shelf registration") of up to an additional 2,000,000 shares of common stock of Daedalus.

         8. Transaction/Registration Costs. All costs and expenses relating or attendant to the registration process outlined in Section 7 hereof, including, without limitation, the cost of performing the audit work with respect to Daedalus as referred to in this Agreement, all legal fees and expenses incurred in connection with the preparation, filing, handling and processing with the SEC of the registration statement and all amendments and exhibits thereto and the response to all comments or question of the SEC related thereto, all costs of printing of the registration statement and amendments and exhibits thereto, all costs of printing preliminary and final prospectuses and stock certificates evidencing the 1,500,000 shares of Daedalus common stock, all costs associated with the listing of the Daedalus common stock with NASDAQ or any other exchange upon which the parties mutually agree to apply for listing, and (except as hereinafter provided) all other reasonable costs and expenses necessarily incurred in connection with such registration process or the carrying out of the terms, conditions and provisions of this Agreement shall be borne and paid by Daedalus.

         Notwithstanding the preceding paragraph Empiric shall bear and pay: (i) all costs directly related to the providing of information or data concerning Empiric as may be required in connection with such registration process; (ii) one-half of the attorney's fees and expenses relating to the preparation and execution of this Agreement, the remainder of which fees and expenses shall be borne and paid by Daedalus; and (iii) the cost of providing the listing of holders of Empiric common stock to whom the Daedalus common stock is to be distributed, and the expense of mailing certificates therefore to such holders.

         9. Daedalus Common Stock Listing. As soon as practicable following the filing of the registration statement, Empiric and Daedalus shall make application for listing and acceptance for trading of the Daedalus common stock with NASDAQ National Market System or next highest NASDAQ category for which such stock qualifies for trading. Additionally, the parties shall consider, and subject to mutual agreement shall apply for, listing of such securities on the Boston or other regional stock exchange. Upon the filing of such listing application(s), the parties shall each, in cooperative fashion, exert their best efforts to obtain approval thereof.

         10. Post Closing Agreements. At all times following the Closing of this Agreement, Empiric and Daedalus each mutually covenant and agree with and for the benefit of the other, to prepare and file on a timely basis, all post-effective amendments, registrations and reports with the SEC and NASDAQ or any stock exchange upon which any of the securities of such party may be listed or traded from time to time, that may be required of such party in compliance with applicable provisions of the 1933 Act, the 1934 Act, or any such exchange in order to maintain the respective status of each of them and their securities in good standing and in full compliance with such Acts and all requirements, rules and regulations of the SEC thereunder and all rules or requirements of such exchange(s).

         11. Closing. The closing and consummation of this Agreement shall take place at the offices of Empiric at 12750 Merit Drive, Suite 750, Dallas, Texas 75251, beginning at 10:00 am on the third (3rd) business day following the date upon which the registration statement provided for in Section 7 is declared effective by the SEC, and all of the other conditions of Closing provided for in Sections 17 and 18 hereof have been fully met and satisfied (except to the extent waived as provided for in such Sections), or at such later time or such other location as the parties may mutually agree. At the Closing:

         A.       Daedalus shall deliver to Empiric duly executed:

                  (1) stock certificates representing the 1,500,000 shares of Daedalus Common Stock; and

                  (2) certificates representing the 750,000 Daedalus Series "A" Warrants; and

                  (3) stock certificates representing the 250,000 shares of common stock of The Daedalus Project, Inc.

         B.       Empiric shall deliver to Daedalus duly executed:

                  (1) stock certificates representing the $1,500,000 principal amount of Empiric convertible preferred securities, with a conversion price of $2.00 per share, convertible into a total amount of 750,000 Common shares (Empiric Series "B" Stock); and

                  (2) certificates representing the 750,000 Empiric Series "F" Warrants.

In addition to the foregoing, Empiric and Daedalus shall each execute and deliver to the other, such certificates, resolutions or other written assurances provided for in this Agreement or reasonably requested by either of the parties to evidence and confirm the corporate authority of the other party with regard to the due authorization, execution and delivery by the other party of the foregoing securities or the performance by such other party of any act with respect to the carrying out of such parties duties and responsibilities as set forth in this Agreement.

         12. Representations and Warranties of Empiric. Empiric represents and warrants to Daedalus that:

         12.1 Organization, Good Standing and Qualification. Empiric is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, its state of incorporation, has all requisite corporate power and authority to carry on its business as now conducted, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure so to quality would have a material adverse effect on its business or properties, considered in the aggregate.

         12.2 Capitalization. The authorized and presently issued and outstanding capital of Empiric is as reflected in Exhibit "A" hereto, all of which has been duly authorized and, to the extent noted and set forth in Exhibit "A", all of such capital stock designated as having been issued and presently outstanding, has been duly issued, is presently outstanding and is fully paid and non-assessable.

         12.3 Subsidiaries. Empiric does not presently own and control any substantial percentage of the issued and outstanding shares of stock of any other corporation.

         12.4 Authorization. All corporate action on the part of Empiric, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Empiric hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Empiric Series "B" Stock and the Empiric Series "F" Warrants to be issued hereunder, and the Common Stock issuable upon conversion of the Empiric Series "B" Stock and the common stock issuable upon exercise of the Empiric Series "F" Warrants have been taken or will be taken prior to the Closing. This Agreement constitutes the valid and legally binding obligation of Empiric, enforceable in accordance with its terms except as such enforcement may be limited or affected by the availability of equitable remedies such as specific performance, and by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights, including court decisions and general equity principles relating thereto.

         12.5     Valid Issuance of Preferred and Common Stock and Warrants.

                  (a) The Empiric Series "B" Stock and the Empiric Series "F" Warrants which are to be issued hereunder to Daedalus, when issued and delivered in accordance with the terms hereof and for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of Daedalus in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The common stock issuable upon conversion of the Empiric Series "B" Stock and the common stock issuable pursuant to exercise of the Empiric Series "F" Warrants has been duly and validly reserved for issuance and, when issued in accordance with the terms of the Certificate of Incorporation and the agreements of Empiric covering the issuance of such securities, and, in the case of common stock issued upon exercise of the warrants, when the applicable purchase price therefore is received by Empiric, will be duly and validly issued, fully paid and nonassessable.

                  (b) The shares of common stock and Series "A" preferred stock of Empiric and the Series "A", Series "B", Series "C", Series "D" and Series "E" Warrants of Empiric outstanding on the date of execution of this Agreement are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

         12.6 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Empiric which questions the validity of this Agreement or the right of Empiric to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes individually or in the aggregate, in the assets, condition, affairs or prospects of Empiric, taken as a whole, financially or otherwise, or any change in the current equity ownership of Empiric, nor is Empiric aware that there is any basis for the foregoing. Empiric is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         12.7 Compliance With Other Instruments. To the best knowledge of the officers of Empiric, Empiric is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any judgment, order, writ, or decree, or any material instrument or contract to which it is a party or by which it is bound or, to their knowledge, of any provision of federal or state statute, rule or regulation applicable to Empiric or its assets or properties.

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, judgment, order, writ, or decree, or any such material instrument or contract, or an event which results in the creation of any lien, charge or encumbrance upon any assets of Empiric.

         12.8     Agreements; Action.

                  (a) Except for agreements explicitly contemplated hereby, and except as disclosed in Empiric's Financial Statements (as defined in Section
12.10 hereof) there are no material agreements, understandings or proposed transactions between Empiric and any of its officers, directors or affiliates.

                  (b) Except as disclosed in the Financial Statements (as defined in Section 12.10 hereof), Empiric is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation or By-laws which materially and adversely affect its business as now conducted.

         12.9 Corporate  Documents.  Except for amendments  necessary to satisfy
Empiric's obligations pursuant to this Agreement or representations and warranties or conditions contained herein, the Certificate of Incorporation and By-laws of the Company are in the form previously provided to Daedalus.

         12.10 Financial Statements. Empiric has delivered to Daedalus its audited financial statements as of September 30, 1999, including limited explanatory notes to the financial statements (collectively, the "Financial Statements"). The Financial Statements accurately set out and describe the financial condition and operating results of Empiric as of the dates and for the periods indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, Empiric has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such unaudited interim financial statements;
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements; which, individually and in the aggregate, are not material to the financial condition or operating results of Empiric.

         12.11 Changes. Since the date of such Financial Statements, except for the transactions contemplated hereby, there has not been:

                  (a) any material change in the assets, liabilities, financial condition or operating results of Empiric from those reflected in the Financial Statements, except changes in the ordinary course of business, which have not been, in the aggregate, materially adverse;

                  (b) any material damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of Empiric (as such business is presently conducted);

                  (c) any waiver by Empiric of a material valuable right or debt owed to it;

                  (d) any  declaration,  authorization   or   payment   of   any
dividend or other distribution of the assets of Empiric, or any agreement to declare, authorize or pay any such dividend or distribution;

                  (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Empiric, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole, as such business is presently conducted;

                  (f) any material change in any compensation arrangement or agreement with any employee;

                  (g) to Empiric's knowledge, any other event or condition of any character which might materially adversely affect the assets, properties, financial condition, operating results or business of Empiric taken as a whole (as such business is presently conducted).

         12.12 Employee Benefit Plans. Empiric does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

         12.13 Labor Agreements and Actions. Empiric is not bound by or subject to (and none of its respective assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Empiric, has sought to represent any of the employees, representatives or agents of Empiric. There is no strike or other labor dispute involving Empiric pending, or to the knowledge of Empiric threatened, which could have a material diverse effect on the assets, properties, financial condition, operating results, or business of Empiric (as such business is presently conducted), nor is Empiric aware of any labor organization activity involving its employees.

         13. Representations and Warranties of Daedalus. Daedalus represents and warrants to Empiric that:

         13.1 License Agreement. Daedalus, as licensee, holds a license (the "License Agreement") from The Daedalus Project, Inc., related to the use of the Daedalus Building System(tm) for the production, manufacture, assembly, sale, use and installation of dwelling units, utilizing any patents, techniques, methods, technology and know-how developed by The Daedalus Project, Inc. The specific terms, conditions and provisions of such license are set forth in a copy the License Agreement, which has been provided to Empiric.

         The License Agreement is presently, and upon Closing will be, paid current, in full force and effect and in good standing in accordance with all terms, conditions and provisions thereof as heretofore provided to Empiric.

         13.2 Peruvian Contract. Daedalus has entered into contract to sell and provide a minimum of 36,000 basic structural units, or other structures, of the Daedalus Building Systems(tm), to the World Business Investors Group ("foreign buyer"), which contract (the "Peruvian Contract") will produce gross revenues to Daedalus of at least U.S. $67,500,000. Payments to Daedalus for its performance in accordance with the terms of the Peruvian Contract are anticipated from the Export-Import Bank of the United States and will be contingent upon the financial strength of the foreign buyer, its supporting financial team, and its supporting contracts with agencies of the Peruvian government or private sector entities. Copies of the Peruvian Contract and related statements of funding interest, provided to Empiric, are presently, and upon Closing will be, in full force and in good standing in accordance with all terms, conditions and provisions thereof as heretofore provided to Empiric.

         13.3 Organizations, Good Standing and Qualifications. Daedalus is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, its state of incorporation, has all requisite corporate power and authority to carry on its business as now conducted, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure so to quality would have a material adverse effect on its business or properties, considered in the aggregate.

         13.4 Capitalization. Except for an additional amount of common stock (not to exceed 500,000 shares) which may be issued by Daedalus prior to Closing, the authorized and presently issued and outstanding capital of Daedalus is as reflected in Exhibit B hereto, all of which has been duly authorized and, to the extent noted and set forth in Exhibit B, all of such capital stock designated as having been issued and presently outstanding, has been duly issued, is presently outstanding and is fully paid and non-assessable.

         13.5 Subsidiaries. As a result of agreement with the Daedalus Project, Inc. Daedalus will own and control a substantial percentage of the issued and outstanding shares of stock of subsidiaries in Canada.

         13.6 Authorization. All corporate action on the part of Daedalus, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Daedalus hereunder and the authorization, issuance and delivery of the Daedalus Common Stock and the Daedalus Series "A" Warrants to be issued hereunder, and the Daedalus Common Stock issuable upon conversion of its Series "B" Convertible Preferred Stock and the common stock issuable upon exercise of the Daedalus Series "A" Warrants, have been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of Daedalus, enforceable in accordance with its terms except as such enforcement may be limited or affected by the availability of equitable remedies such as specific performance, and by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights, including court decisions and general equity principles relating thereto.

         13.7 Valid Issuance of Daedalus Common Stock and Daedalus Series "A" Warrants.

                  (a) The Daedalus Common Stock and the Daedalus Series "A" Warrants which are to be issued hereunder, when issued and delivered in accordance with the terms hereof and for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of Empiric in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The common stock issuable upon exercise of the Daedalus Series "A" Warrants has been duly and validly reserved for issuance and, when issued upon exercise of such Warrants, and the applicable purchase price therefore is received by Daedalus, will be duly and validly issued, fully paid and nonassessable.

                  (b) The approximately 8,500,000 shares of common stock of Daedalus to be outstanding in accordance with the provisions of Section 1 (as increased pursuant to Section 13.4) will, upon compliance with such provision and upon the issuance thereof will all be duly and validly authorized and issued, fully paid and nonassessable, and issued in compliance with all applicable federal and state securities laws.

         13.8 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Daedalus which questions the validity of this Agreement or the right of Daedalus to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes individually or in the aggregate, in the assets, condition, affairs or prospects of Daedalus, taken as a whole, financially or otherwise, or, except as otherwise provided herein, any change in the current equity ownership of Daedalus, nor is Daedalus aware that there is any basis for the foregoing. Daedalus is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         13.9 Compliance With Other Instruments. To the best knowledge of the officers of Daedalus, Daedalus is not in violation or default of any provisions of its certificate or articles of incorporation or bylaws or of any judgment, order, writ, or decree, or any material instrument or contract to which it is a party or by which it is bound or, to their knowledge, of any provision of federal or state statute, rule or regulation applicable to Empiric or its assets or properties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, judgment, order, writ, or decree, or any such material instrument or contract, or an event which results in the creation of any lien, charge or encumbrance upon any assets of Daedalus.

         13.10    Agreements; Action.

                  (a) Except for agreements explicitly contemplated hereby, and except as will be disclosed in the Financial Statements of Daedalus (as defined in Section 13.12 hereof) there are no material agreements, understandings or proposed transactions between Daedalus and any of its officers, directors or affiliates.

                  (b) Except as disclosed in writing to Empiric, Daedalus is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its certificate of incorporation or bylaws which materially and adversely affects its business as now conducted.

         13.11 Corporate Documents. The certificate of incorporation and By-laws of Daedalus are in the form previously provided to Empiric.

         13.12 Financial Statements. As stated in Section 7, Daedalus shall, promptly upon the execution of this Agreement, engage a firm of independent certified public accountants to perform an audit of the balance sheet and financial condition and affairs of Daedalus as agreed upon by the parties and required for inclusion in or in support of the registration with the SEC referred to in such Section 7. Daedalus shall keep Empiric apprised of the progress of such audit work and shall provide Empiric with copies of all preliminary or draft statements or reports prepared by such accountants as they are made available to Daedalus. In any event, upon completion of their audit work and the delivery by such accountants to Daedalus of the audited financial statements and opinion thereon, copies of such audited statements and opinion (the "Daedalus Financial Statements") shall be promptly provided to Empiric. The opinion of the accountants contained in such Daedalus Financial Statements shall be unqualified.

         13.13 Changes. Since the date of such Daedalus Financial Statements to the date of Closing, except for the transactions contemplated hereby, there shall not have been:

                  (a) any material change in the assets, liabilities, financial condition or operating results of Daedalus from those reflected in the Daedalus Financial Statements, except changes in the ordinary course of business, which have not been, in the aggregate, materially adverse;

                  (b) any material damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of Daedalus (as such business is presently conducted);

                  (c)any waiver by Daedalus of a material valuable right or debt owed to it;

                  (d) any declaration, authorization or payment of any dividend or other distribution of the assets of Daedalus, or any agreement to declare, authorize or pay any such dividend or distribution;

                  (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Daedalus, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of Daedalus taken as a whole, as such business is presently conducted;

                  (f) any material change in any compensation arrangement or agreement with any employee;

                  (g) to the knowledge of Daedalus, any other event or condition of any character which might materially adversely affect the assets, properties, financial condition, operating results or business of Daedalus taken as a whole (as such business is presently conducted).

         13.14 Employee Benefit Plans. Daedalus does not have any Employee Benefit Plans as defined in the Employee Retirement Income Security Act of 1974 other than a group medical and hospital service agreement under Kaiser Permanente.

         13.15 Labor Agreements and Actions. Daedalus is not bound by or subject to (and none of its respective assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Daedalus, has sought to represent any of the employees, representatives or agents of Daedalus. There is no strike or other labor dispute involving Daedalus pending, or to the knowledge of Daedalus threatened, which could have a material diverse effect on the assets, properties, financial condition, operating results, or business of Daedalus (as such business is presently conducted), nor is Daedalus aware of any labor organization activity involving its employees.

         14. Daedalus Private Placement. Prior to the Closing of this Agreement, Daedalus intends to undertake efforts to obtain financing through the private placement and sale to a limited number of qualified and accredited investors of debt and/or equity securities of Daedalus. The precise nature, amount and other features of such private placement and securities to be offered thereby shall be subject to the mutual agreement of Empiric and Daedalus. Upon reaching agreement concerning such matters, the parties agree to cooperate fully in efforts to successfully conclude such placement contemporaneously with the Closing of this Agreement, or as soon thereafter as is practicable. To accomplish that end, it is presently intended that subscribers to such private placement would deposit funds for their purchase of such Daedalus securities in escrow pending the Closing of this Agreement. Notwithstanding any other provision of this Agreement, provided all minimum or other conditions to the closing of such private placement have been met on the date of Closing of this Agreement, the net proceeds of such private placement relating to the sale of Daedalus equity securities which have been so deposited in escrow or otherwise irrevocably committed to the satisfaction of Empiric at the time of Closing of this Agreement shall be counted in determining the amount of shareholders' equity of Daedalus for the purposes of Section 17. All costs, expenses and commissions relating to such private placement shall be borne and paid by Daedalus. The Daedalus securities issued as a result of such private placement, or other activity agreed upon by the parties, shall be added to those represented by Daedalus as issued and outstanding, or to be issued and outstanding on the date of Closing, as set forth elsewhere in this Agreement.

         15. Registration of Empiric Common Stock of Daedalus. In the event that following the Closing, Daedalus converts the Empiric Series "B" Stock and/or exercises the Empiric Series "F" Warrants so that Daedalus thereby becomes the holder of a substantial number of shares of Empiric common stock, then subject to the conditions of this Section 15, Daedalus shall have the right and option, exercisable on only one occasion, to cause Empiric to prepare and file with the SEC a registration statement for the immediate sale by Daedalus (or for the shelf registration for subsequent sale by Daedalus) of all, (or, if less than all, such portion as may be mutually acceptable to Empiric and Daedalus) of such shares of Empiric common stock then held by Daedalus. Empiric and Daedalus shall each provide all certified and unaudited interim financial statements, and all other information and data concerning their respective financial condition, results of operations, properties, management, affairs and other material required by or with respect to them as may be required in support of or in connection with such registration. Upon filing of such registration statement, Empiric, with the cooperation and assistance of Daedalus. Shall exert all reasonable efforts to have such registration declared effective by the SEC at the earliest practicable date.

         The cost and expense of preparation, filing, amendment, response to comments and other efforts of Empiric and securities counsel toward the successful conclusion of such registration shall be borne by Empiric; provided, however, Daedalus shall bear and pay all costs and expenses of: (i) providing all financial and other statements, data and information pertaining to the condition and affairs of Daedalus required in connection with such registration;
(ii) printing preliminary and final prospectuses; (iii) all filing fees and legal expense connected with registration or approval of state securities regulatory bodies; and (iv) all commissions, underwriting fees and other selling expenses relating to the sale of such stock.

         Notwithstanding the foregoing provisions of this Section 15, Empiric shall not be obligated to file for or otherwise conduct or pursue such registration at any time during which: (i) certified financial statements of Empiric required in support of the registration are not sufficiently current; or
(ii) Empiric is in the process of filing or preparing for and/or pursuing the registration of its own offering of its securities and its proposed managing underwriter or independent financial advisor determines that such demand registration of Daedalus will likely be substantially detrimental to the success of Empiric's own proposed offering.

         16. Restricted Securities. Both Empiric and Daedalus understand that the (i) shares of Daedalus Common Stock to be received by Empiric and not distributed to its holders of common stock; (ii) the 750,000 Series "A" Daedalus Warrants to be issued by Daedalus to Empiric; (iii) the 250,000 shares of common stock of The Daedalus Project, Inc., to be issued to Empiric; (iv) the $1,500,000 principal amount of Empiric Energy, Inc. convertible preferred securities, with a conversion price of $2.00 per share, convertible into a total of 750,000 Common shares (Empiric Series "B" Stock) to be issued by Empiric to Daedalus; (v) the 750,000 Empiric Series "F" Warrants to be issued to Daedalus; and (vi) all shares of common stock of either Empiric or Daedalus issuable upon the conversion of any of such convertible preferred stock or upon the exercise of any such warrants; are all characterized (and hereinafter collectively referred to herein) as "Restricted Securities" under the securities laws of the United States inasmuch as they are being, or will be, acquired from the issuer in a transaction not involving a public offering. Accordingly, such Restricted Securities may be resold without registration under the 1933 Act only in certain limited circumstances.

         In addition to the warranties, representations and agreements of the parties contained in other Sections of this Agreement, with regard to such Restricted Securities, Empiric and Daedalus each mutually and specifically, warrant, represent, acknowledge and agree as follows:

         16.1  Purchase  for Own  Account.  The  Restricted  Securities  will be acquired for investment for the respective recipient's own account or as a nominee or agent for any related entities, and not with a view to the resale or distribution of any part thereof. The recipient has, or upon issuance will have, no present intention of selling, granting any participation in, or otherwise distributing any of the Restricted Securities to be issued to it. The recipient does not have, nor upon issuance will it have, any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any third person, with respect to any of the Restricted Securities.

         16.2 Disclosure of Information. Each recipient believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Restricted Securities and has had an opportunity to ask questions and receive answers from the issuer regarding the terms and conditions of the offering of the Restricted Securities to be issued to it.

         16.3 Investment Experience. Both Empiric and Daedalus are, among other things, investors in securities of privately held companies and acknowledge that each is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of acquiring the Restricted Securities to be issued to it.

         16.4 Empiric and Daedalus each understand that no market exists or is likely to develop in the foreseeable future with respect to the Restricted Securities. Each certificate representing the Restricted Securities shall be inscribed with a legend substantially in the following form:

         "The [description of security] represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act") and applicable state law or pursuant to an exemption from registration under the Act and applicable state law, the availability of which is to be established to the satisfaction of the Company."

         Additionally, with regard to the Restricted Securities and all common stock issued pursuant to conversion of the preferred stock and/or exercise of the warrants comprising the Restricted Securities, the issuer thereof shall cause its transfer agent to place a "stop order" thereon precluding any transfer thereof.

         17. Conditions of Empiric's Obligations at Closing. The obligations of Empiric under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Empiric unless it consents in writing thereto:

         17.1 Representations and Warranties. The representations and warranties of Daedalus contained in this Agreement shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on as of the date of such Closing.

         17.2 Performance. Daedalus shall have performed and complied with all terms, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         17.3 Registration Statement. The registration statement pertaining to the issuance and distribution of the 1,000,000 shares of Daedalus Common Stock to holders of Empiric common stock as provided for herein shall have been declared effective by the SEC.

         17.4 Qualifications. All registrations, qualifications, permits and approvals required to be obtained by Daedalus and/or Empiric under applicable state securities laws shall have been obtained for the issuance and delivery of the 1,000,000 shares of Daedalus Common Stock to holders of Empiric common stock, all upon terms satisfactory to Empiric.

         17.5 Proceedings and Documents. All corporate and other proceedings of Daedalus in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Empiric, and Empiric shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request, including, without limitation, the following:

                  (a) certified copies of the resolutions adopted by Daedalus's Board of Directors authorizing the execution, delivery and performance of this Agreement; and

                  (b) certified copies of the Certificate of Incorporation and Bylaws of Daedalus, as amended through the date of Closing.

         17.6 Daedalus Shareholders' Equity. The shareholders' equity of Daedalus, as stated in the Daedalus Financial Statements of Daedalus referred to in Section 13.12, as adjusted on a pro-forma basis to give effect to increases resulting from the Closing of this Agreement and any increases pursuant to
Section 14, shall be at least $4,000,000.

         17.7 Peruvian Contract. Empiric shall have satisfied itself, at its sole discretion, that the Peruvian Contract, and all representations provided by Daedalus relating thereto (are fully committed, in place)-are as represented and in good standing as of the date of Closing.

         17.8 Trading of Daedalus Stock. The 1,000,000 or more shares of Daedalus Common Stock to be issued to holders of Empiric common stock shall have been approved for trading on NASDAQ on either the National Market System or at another level acceptable to Empiric, or approved for listing on a regional stock exchange approved by Empiric, all upon terms and conditions satisfactory to Empiric.

         18. Conditions of Daedalus's Obligations at Closing. The obligations of Daedalus under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Daedalus unless it consents in writing thereto:

         18.1 Representations and Warranties. The representations and warranties of Empiric contained in this Agreement shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on as of the date of such Closing.

         18.2 Performance. Empiric shall have performed and complied with all terms, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         18.3 Registration Statement. The registration statement pertaining to the issuance and distribution of at least 1,000,000 shares of Daedalus Common Stock to holders of Empiric common stock as provided for herein shall have been declared effective by the SEC.

         18.4 Qualifications. All registrations, qualifications, permits and approvals required to be obtained by Daedalus and/or Empiric under applicable state securities laws of all states in which such securities shall be distributed shall have been obtained for the issuance and delivery of at least 1,000,000 shares of Daedalus Common Stock to holders of Empiric common stock, all upon terms satisfactory to Daedalus.

         18.5 Proceedings and Documents. All corporate and other proceedings of Empiric in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Daedalus, and Daedalus shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request, including, without limitation, the following:

                  (a) certified copies of the resolutions adopted by Empiric's Board of Directors authorizing the execution, delivery and performance of this Agreement; and

                  (b) certified copies of the Articles or Certificate of Incorporation and Bylaws of Empiric, as amended through the date of Closing.

         18.6 Trading of Daedalus Stock. The 1,000,000 or more shares of Daedalus Common Stock to be issued to holders of Empiric common stock shall have been approved for trading on NASDAQ on either the National Market System or at another level acceptable to Empiric, or approved for listing on a regional stock exchange approved by Daedalus, all upon terms and conditions satisfactory to Daedalus.

         19.      Miscellaneous.

         19.1 Survival of Warranties. The warranties, representations and covenants of the respective parties hereto contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         19.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         19.3 Governing Law. This agreement shall be governed by and construed under the laws of the State of Delaware. Each party hereto agrees that any and all actions brought between them shall be brought in the appropriate courts in the State of Delaware.

         19.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19.5 Titles, Subtitles and Exhibits. The titles, subtitles and other headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All Exhibits referred to herein are expressly incorporated by reference as a part of this Agreement as though fully reproduced as a part of the text hereof.

         19.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five days after deposit with the United States mail, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         19.7 Expenses. Irrespective of whether the Closing is effectuated, except as provided in Section 8, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

         19.8 Finder's Fee. Empiric agrees to indemnify and to hold harmless Daedalus from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Empiric or any of its officers, partners, employees, or representatives is responsible. Daedalus agrees to indemnify and hold harmless Empiric from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Daedalus or any of its officers, employees or representatives is responsible.

         19.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Empiric and Daedalus.

         19.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         19.11 Contents of Agreement. This Agreement together with the Exhibits hereto and the documents referred to herein, sets forth the entire understanding of the parties hereto with respect to the transaction contemplated hereby, and any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EMPIRIC ENERGY, INC.                     DAEDALUS BUILDING SYSTEMS, INC.


By:  /s/ James J. Ling                   By: /s/ Edward A. McCulloch
     ------------------------------          ---------------------------
     James J. Ling                               Edward A. McCulloch
     Chief Executive Officer                     President
     Address:  12750 Merit Drive                 Address:  8653 Richmond Highway
               Suite 750                                   Alexandria, Virginia
               Dallas, Texas 75251-1609                    22309

                                    EXHIBIT A

                      EMPIRIC ENERGY, INC. (the "Company")
                            Present Capital Structure

Common Stock

         Authorized:                20,000,000 shares, $0.01 par value per share

         Issued and Outstanding:    8,669,027 shares - as of September 30, 1999

Preferred Stock

         Authorized:                2,000,000  shares,  $0.05  par  value  each,
                                    issuable  in  series,   as  determined   and
                                    designated from time to time by the board of directors. Each series shall consist of the number of shares so designated for such series and shares of that series shall have the rights, preferences and other features as so determined and designated.

Designated, Issued and Outstanding
         Series "A" Preferred Stock

                                    No. of Shares Designated:  57,500

                                    No. Shares Issued & Outstanding:  57,500

                                    Liquidation Preference:  $10.00 per share

           Ranking:                 Senior to all other series of preferred
                                    stock of the Company.

           Conversion Rights:       Each share is  convertible  into  three (3)
                                    shares of common stock of the Company.

           Voting Rights:           None,  except as  otherwise  provided in the
                                    Certificate of Incorporation of the Company or pursuant to the General Corporation Law of the State of Delaware.

           Dividends:               None

           Redemption Rights:       Holders have no rights to require redemption
                                    by the Company

           Call Provisions:         The  Company  may  at its  option  and on at
                                    least thirty (30) days' notice call all or any part of the Series A Preferred Stock then outstanding for mandatory redemption, if and when the "Average Market Price"
                                    (meaning,  for the  purpose of this  Exhibit
                                    "A", the mean between the bid and asked price at closing) of the Company's common stock is at least $4.165 per share for any period of ten (10) consecutive market days.
                                    If less than all shares are called for redemption, shares shall be redeemed on a pro-rata basis from all holders of Series
                                    "A" Preferred Stock then outstanding.

Series "B" Convertible Preferred Stock

                                    No. of Shares Designated:  750,000

                                    No. To Be Issued & Outstanding at Closing:
                                    750,000

                                    Liquidation Preference:  $2.00 per share

                  Ranking: Inferior to the Series "A" convertible preferred stock, but senior to of preferred stock of the Company thereafter designated after the Closing.

                Conversion Rights:  Each share is convertible into one (1) share of common stock of the Company.

                  Voting Rights:    None,  except as  otherwise  provided in the
                                    Certificate of Incorporation of the Company or pursuant to the General Corporation Law of the State of Delaware.

                  Dividends:        None

                Redemption Rights:  Holders have no rights to require redemption by the Company.

                  Call Provisions:  May be called at any time. The Company shall have the right to call for conversion all series "B" Convertible Preferred Stock then outstanding if and when the Average Market Price (meaning for the purpose of this Exhibit "C", the mean between the bid and asked price at Closing) of the Company's common stock is at least $3.00 per share for a period of ten (10) consecutive market days.

                  Par Value:        $0.05 per share

                  Term: Ten years. If not converted by the end of 10th year following Closing, Series "B" Preferred will convert to common.

Common Stock Warrants

         Series "A" Warrants - No longer outstanding

         Series "B" Warrants

                                    Number Authorized:  327,400

                                    Number Issued & Outstanding:  327,400

                                    Expiration Date:  May 13, 2001

                  Rights (General): The holder of each  Series "B"  Warrant  has the right to purchase one (1) share of common stock of the Company at a price of $2.50 per share.

                  Call Provisions:  The Company shall have the right to call for redemption all Series "B" Warrants then outstanding if and when the Average Market Price of the Company's common stock is at least $3.125 per share for a period of ten
                                    (10) consecutive market days. The redemption price is $0.25 per warrant.

         Series "C" Warrants

                                    Number Authorized:  215,000

                                    Number Issued & Outstanding:  215,000

                                    Expiration Date:  May 13, 2001

                Rights (General):   The holder of each  Series "C"  Warrant  has
                                    the right to purchase one (1) share of common stock of the Company at a price of $3.00 per share.

                  Call Provisions:  The Company shall have the right to call for redemption all Series "C" Warrants then outstanding if and when the Average Market Price of the Company's common stock is at least $3.125 per share for a period of ten
                                    (10) consecutive market days. The redemption price is $0.25 per warrant.

         * Series "D" Warrants

                                    Number Authorized: 299,990

                                    Number Issued & Outstanding: 299,990

                                    Expiration Date:  May 13, 2001

                  Rights (General): The holder of each Series "D"  Warrants  has the right to purchase one (1) share of common stock of the Company at a price of $1.50 per share.

                  Call Provisions:  The Company shall have the right to call for redemption all Series "D" Warrants then outstanding if and when the Average Market Price of the Company's common stock is at least $1.875 per share for a period of ten
                                    (10) consecutive market days. The redemption price is $0.10 per warrant.

         * Series "E" Warrants

                                    Number Authorized: 200,000

                                    Number Issued & Outstanding: 200,000

                  Expiration Date:  May 13, 2002

                  Rights (General): The holder of each Series "E"  Warrant  has the right to purchase one (1) share of common stock of the Company at a price of $2.00 per share.

                  Call Provisions:  The Company shall have the right to call for redemption all Series "E" Warrants then outstanding if and when the Average Market Price of the Company's common stock is at least $2.50 per share for a period of ten
                                    (10) consecutive market days. The redemption price is $0.15 per warrant.

                                    EXHIBIT B
                  DAEDALUS BUILDING SYSTEMS, INC. ("DAEDALUS")

                                Capital Structure

Common Stock

         Authorized:                30,000,000 shares, $0.01 par value per share

         Issued and Outstanding:    Approximately  8,500,000 shares - as of date
                                    to be established by the parties,  1,500,000
                                    shares to be issued to Empiric Energy,  Inc.
                                    ("Empiric") at Closing of this Agreement in addition to any shares and or warrants issued in connection with planned private placement memoranda.

Preferred Stock

         Authorized:                3,000,000 shares, $1.00 par value per share,
                                    issuable in series,  with the 250,000 shares
                                    Series  "A" and  1,000,000  shares of Series
                                    "B" preferred stock having the general terms
                                    as hereinafter set forth,  and the remaining
                                    1,750,000  shares  of  authorized  preferred
                                    stock being  issuable in one or more series,
                                    as designated  and  determined  from time to
                                    time by the board of  directors of Daedalus.
                                    Except  for the above  mentioned  Series "A"
                                    and "B" preferred stock,  each  subsequently
                                    designated  series of preferred  stock shall
                                    consist   of  the   number   of   shares  so
                                    designated  for such  series,  and shares of
                                    that   series   shall   have   the   rights,
                                    preferences   and  other   features   as  so
                                    determined and designated.

         Designated, Issued and Outstanding:

                  Series "A"
                                    No. of Shares Designated: 250,000

                                    No. of Shares Issued and Outstanding:
                                    250,000

                                    Liquidation Preference:  $1.00 per share

                           Ranking: Pari passu  with the  Series  "B"  preferred
                                    stock of  Daedalus,  and senior to all other
                                    series  of   preferred   stock  of  Daedalus
                                    designated at any time subsequent to Closing of this Agreement.

                  Conversion        Rights:  Each share of Series "A"  preferred
                                    stock may, at the option of the  holder,  be
                                    converted into one (1) share of common stock
                                    of Daedalus  at any time within  twenty (20)
                                    years   following   the   Closing   of  this
                                    Agreement.

                  Voting Rights:    Each  share of Series  "A"  preferred  stock
                                    shall have and be  entitled  to cast  thirty
                                    (30)  votes,  in  common  with the  votes to
                                    which  holders of common  stock of  Daedalus
                                    then  outstanding  shall be entitled to cast
                                    (one  vote  per   share)   on  all   matters
                                    submitted  for, or required to be  submitted
                                    for action by the stockholders, as set forth
                                    in  the  Certificate  of   Incorporation  of
                                    Daedalus  or  applicable  provisions  of the
                                    General   Corporation   Law   of   Delaware.
                                    Additionally,    holders   of   Series   "A"
                                    preferred stock shall be entitled to cast one (1) vote for each share of such Series
                                    "A" preferred stock on all matters submitted for, or required to be submitted for, voting by holders of such Series "A" preferred stock, as a separate class of stock, as set forth in the certificate of incorporation or the General Corporation Law of the State of Delaware.

                  Dividends:        None

                  Redemption        Rights: Provided funds are legally available
                                    therefore,   each   share  of   Series   "A"
                                    preferred stock then outstanding shall be mandatorily redeemed by Daedalus at the option of the holder thereof, at any time upon demand of such holder, at a price of $1.00 per share.

                  Call Provisions:  Provided   funds   are   legally   available
                                    therefore,   all   shares  of   Series   "A"
                                    preferred stock outstanding on the twentieth
                                    (20th)  anniversary  of the  Closing of this
                                    Agreement shall be mandatorily called and redeemed by Daedalus at a price of $1.00 per share.

                  Series "B"

                                    No. of Shares Designated:  1,000,000

                                    No. of Share Issued & Outstanding: 1,000,000

                                    Liquidation Preference:    $2.50 per share

                  Ranking: Pari passu with the Series "A" preferred stock, and senior to all other series of preferred stock of Daedalus designated at any time subsequent to Closing of this Agreement.

                Conversion Rights:  Subject   to   Daedalus's   satisfying   the
                                    conditions   pertaining   to  its   "Pre-Tax
                                    Earnings"     (hereinafter    defined)    as
                                    hereinafter set forth,  during the following
                                    prescribed   periods   and  subject  to  the
                                    following quantity limitations, the shares of Series "B" Preferred Stock may, at the option of the holder thereof, be converted into shares of common stock of Daedalus upon reaching the following earning plateaus on or before December 31, 2003:

                                    (1)      333,333  Series  "B"  shares can be
                                             converted into  1,666,665  Daedalus
                                             common   shares,   upon  record  of
                                             $5,000,000 pre-tax earnings.

                                    (2)      Upon   record   of  an   additional
                                             $5,000,000  in pre-tax  earnings (a
                                             total   of   $10,000,000    pre-tax
                                             earnings),  an  additional  333,333
                                             Series "B" shares can be  converted
                                             into  1,666,665   Daedalus   common
                                             shares.

                                    (3)      Upon the  record  of an  additional
                                             $6,000,000 (a total of  $16,000,000
                                             pre-tax  earnings),  and additional
                                             333,334  Series  "B"  shares can be
                                             converted into  1,666,670  Daedalus
                                             common shares.

         Notes:

o The pre-tax earnings are cumulative and pro-rata for common share conversion. To the extent that the earnings plateau are not met, E. A. McCulloch may convert at $1.00 per share into one common share of Daedalus

o        An interim audit may be requested at any time.

o Credit will be given for performance of the company or that of any affiliate acquired by the company, the performance of which will be measured from the date of acquisition to the end of the term of these Provisions.

o        In the event control of the company passes to a non-related entity, the
         earn-out   provisions   are  waved  and  the  rights  to  convert  vest
         immediately notwithstanding any earnings.

Warrants

         Daedalus Series "A" Common Stock Warrants

                                    Number To Be Authorized:     750,000

                                    Number To Be Issued & Outstanding:  750,000

                                    Expiration Date:  Three (3) years following
                                    Closing

                  Rights (General): The holder of each  Series "F"  Warrant  has the right to purchase one (1) share of common stock of the Company at a price of $2.00 per share.

                  Call Provisions:  The Company shall have the right to call for redemption all Series "F" Warrants then outstanding if and when the Average Market Price (meaning for the purpose of this Exhibit, the mean between the bid and asked price at Closing) of the Company's common stock is at least $3.00 per share for a period of ten (10) consecutive market days. The redemption price is $0.10 per warrant.

                                    EXHIBIT C

                      EMPIRIC ENERGY INC., (the "Company")
                     Series "B" Convertible Preferred Stock

                        No. of Shares Designated: 750,000

                  No. Shares To Be Issued & Outstanding at Closing:  750,000

                  Liquidation Preference:  $2.00 per share

                  Ranking: Inferior to the Series "A" convertible preferred stock, but senior to all other series of preferred stock of the Company thereafter designated after the Closing.

                Conversion Rights:  Each share is convertible into one (1) share of common stock of the Company.

                  Voting Rights:    None,  except as  otherwise  provided in the
                                    Certificate of Incorporation of the Company or pursuant to the General Corporation Law of the State of Delaware.

                  Dividends:        None

                Redemption Rights:  Holders have no rights to require redemption by the Company.

                  Call Provisions:  May be called at any time. The Company shall have the right to call for conversion all series "B" Convertible Preferred Stock then outstanding if and when the Average Market Price (meaning for the purpose of this Exhibit "C", the mean between the bid and asked price at Closing) of the Company's common stock is at least $3.00 per share for a period of ten (10) consecutive market days.

                  Term: Ten years. If not converted by the end of 10th year following Closing, Series "B" Preferred will convert to common.

                  Par Value:        $0.05 per share

                                    EXHIBIT D

                      EMPIRIC ENERGY,INC., (the "Company")
                               Series "F" Warrants

                  Number To Be Authorized:    750,000

                  Number To Be Issued & Outstanding:  750,000

                  Expiration Date: Three (3) years following Closing

                  Rights (General): The holder of each  Series "F"  Warrant  has the right to purchase one (1) share of common stock of the Company at a price of $2.00 per share.

                  Call Provisions:  The Company shall have the right to call for redemption all Series "F" Warrants then outstanding if and when the Average Market Price (meaning for the purpose of this Exhibit, the mean between the bid and asked price at Closing) of the Company's common stock is at least $3.00 per share for a period of ten (10) consecutive market days. The redemption price is $0.10 per warrant.

                                    EXHIBIT E
                         DAEDALUS BUILDING SYSTEMS, INC.

                           SERIES "A" PREFERRED STOCK

               Issued To                           Shares Issued
               ---------                           -------------

               Edward A. McCulloch                     250,000
               7514 Ridgecrest Drive
               Alexandria, Virginia 22309

                                    EXHIBIT F
                         DAEDALUS BUILDING SYSTEMS, INC.

                SERIES "B" PREFERRED STOCK

                Issued To                                   Shares Issued
                ---------                                   -------------

                Edward A. McCulloch                            1,000,000
                7514 Ridgecrest Drive
                Alexandria, Virginia 22309